MURTHA CULLINA LLP
                                   CITYPLACE I
                                185 ASYLUM STREET
                        HARTFORD, CONNECTICUT 06103-3469
                            TELEPHONE (860) 240-6000
                            FACSIMILE (860) 240-6150




                                                             September 21, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


         Re:  Canada Southern Petroleum Ltd.

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 filed by Canada Southern Petroleum Ltd., a corporation governed by the laws of Nova Scotia, Canada.


                                    Very truly yours,

                                    MURTHA CULLINA LLP


                                    By:/s/Timothy L. Largay
                                        Timothy L. Largay
                                        A Partner